 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-228321, 333-228321-01
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price	Proposed maximum aggregate offering price	Amount of registration fee(1)
3.625% Notes due 2029	$500,000,000	98.542%	$492,710,000	$59,717.00
(1)
Calculated in accordance with Rule 457(o) and 457(r) the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all the registration fees for Registration Statement No. 333-228321 filed by the registrant on November 9, 2018.

Prospectus Supplement
(To Prospectus dated November 9, 2018)
$500,000,000
3.625% Senior Notes due 2029
We are offering $500,000,000 principal amount of our 3.625% Senior Notes due 2029, which we refer to as the notes. We intend to use the net proceeds from this offering to repay outstanding borrowings under our credit facilities. See “Use of proceeds.”
The notes will pay interest semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2020. The notes will mature on October 1, 2029.
We may redeem some or all of the notes prior to July 1, 2029, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of the applicable series of notes, and accrued and unpaid interest, if any, to, but not including, the redemption date. The notes will be redeemable at any time on or after July 1, 2029, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the redemption date.
The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of each of our non-guarantor subsidiaries.
The notes will be fully and unconditionally guaranteed by OHI Healthcare Properties Limited Partnership, a subsidiary, which guarantees unsecured indebtedness for money borrowed of Omega Healthcare Investors, Inc. in a principal amount at least equal to $50 million (including, as of the date hereof, our existing senior notes and the facilities under our credit agreements).
The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
Investing in the notes involves risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. In particular, for a discussion of certain factors you should consider before buying the notes, see “Supplemental risk factors” beginning on page S-5 of this prospectus supplement, “Risk factors” on page 5 of the accompanying prospectus and the risk factors included in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.
	Per note	Total
Public offering price	98.542%	$492,710,000
Underwriting discount	0.65%	$3,250,000
Proceeds before expenses to us	97.892%	$489,460,000
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about September 20, 2019. See “Underwriting—Extended settlement.”
Joint Book-Running Managers
Wells Fargo Securities	BofA Merrill Lynch	Credit Agricole CIB	J.P. Morgan
Morgan Stanley
Senior Co-Managers
Capital One Securities	BB&T Capital Markets	BBVA
MUFG	RBC Capital Markets	Regions Securities LLC
Scotiabank	Stifel	SunTrust Robinson Humphrey
Co-Managers:
Fifth Third Securities	Huntington Capital Markets	SMBC Nikko
The date of this prospectus supplement is September 17, 2019.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you, including the documents incorporated herein and therein by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement is a supplement to the accompanying prospectus. If information in this prospectus supplement is inconsistent with the prospectus, the information in this prospectus supplement will supersede the information in the prospectus. It is important for you to read and carefully consider all information contained in this prospectus supplement and the accompanying prospectus. You should also read and carefully consider the information in the documents to which we have referred you in “Where you can find more information.”
Unless otherwise indicated or required by the context, the terms “we,” “our,” “us,” “Omega” and the “company” refer to Omega Healthcare Investors, Inc. and all of its subsidiaries that are consolidated under Generally Accepted Accounting Principles, which we refer to as GAAP. Unless otherwise indicated, references to aggregate principal amount of debt or borrowings do not include fair value adjustments under GAAP.
S-i

PROSPECTUS SUPPLEMENT Summary
This summary contains basic information about our company and the offering. This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. For a more complete understanding of our company and this offering you should read this entire prospectus supplement and accompanying prospectus, including “Supplemental risk factors” and the financial information and notes thereto incorporated by reference.
Our company
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in income producing healthcare facilities, principally long-term care facilities located in the United States and the United Kingdom, which we refer to as the U.K. We provide financing or capital to qualified operators of skilled nursing facilities, which we refer to as SNFs, assisted living facilities, which we refer to as ALFs, and to a lesser extent, independent living facilities and rehabilitation and acute care facilities, which we refer to as specialty facilities and medical office buildings. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods. From time to time we may refinance our existing indebtedness, including through the issuance of new debt securities.
As of June 30, 2019, our portfolio of real estate investments consisted of 949 healthcare facilities, located in 41 states and the U.K. and operated by 75 third-party operators. Our investment in these facilities, net of impairments and allowances, totaled approximately $9.2 billion at June 30, 2019, with approximately 97% of our real estate investments related to long-term care facilities. Our portfolio is made up of 746 SNFs, 117 ALFs, 28 specialty facilities, two medical office buildings, fixed rate mortgages on 45 SNFs, two ALFs and four specialty facilities and five facilities that are closed/held for sale. At June 30, 2019, we also held other investments of approximately $367.2 million, consisting primarily of secured loans to third-party operators of our facilities and $102.8 million of investments in two unconsolidated joint ventures.
We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, an operating partnership that is a subsidiary of Omega Healthcare Investors, Inc., which we refer to as the Operating Partnership. Omega Healthcare Investors, Inc. is the general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of June 30, 2019, we owned approximately 97% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 3% of the units.
Corporate information
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive office is located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement. See “Where you can find more information.”
Recent developments
Pending acquisition
On July 26, 2019, we entered into an agreement to purchase 60 facilities (58 SNFs and two ALFs) for $735 million consisting of approximately $345 million of cash and the assumption of approximately $390 million (as of August 1, 2019) in mortgage loans guaranteed by the U.S. Department of Housing and Urban Development, which we refer to as HUD. These HUD loans have a blended “all-in” rate (including Mortgage Insurance Premiums) of 3.66% per annum with maturities between September 2046 and December 2051.

Completion of the transaction is subject to consent by HUD as well as the satisfaction of customary closing conditions. No assurance can be given as to when or if  (i) HUD’s consent will be obtained, (ii) the closing conditions will be satisfied and (iii) the acquisition will be completed. The closing of the transaction is not conditioned upon the closing of this offering.
Pending equity financing
On September 12, 2019, we closed an underwritten public offering of 7,500,000 shares of our common stock, which we refer to as Forward Shares, with BofA Securities, Inc., which we refer to as the Underwriter, in connection with a Forward Sale Agreement between us and Bank of America, N.A., which we refer to as the Forward Purchaser. Pursuant to the Forward Sale Agreement, the Forward Purchaser or its affiliate agreed to borrow and sell to the Underwriter an aggregate number of shares of our common stock equal to the number of Forward Shares delivered in the offering. Subject to our right to elect cash or net share settlement subject to certain conditions, we intend to deliver, upon physical settlement of the Forward Sale Agreement on one or more dates specified by us occurring no later than September 10, 2020, the Forward Shares to the Forward Purchaser in exchange for cash proceeds per share equal to $40.01, which is the initial public offering price less underwriting discounts and commissions, and is subject to certain adjustments as provided in the Forward Sale Agreement.
Additionally, the Forward Purchaser has granted the Underwriter a 30-day option from the date of the Forward Sale Agreement to purchase up to an additional 1,125,000 shares of our common stock at the initial public offering price less the underwriting discounts and commissions. Upon any exercise of such option, we expect to enter into an additional Forward Sale Agreement with the Forward Purchaser in connection with the Forward Shares underlying such option exercise.
We will not initially receive any proceeds from the sale of shares of our common stock by the Forward Purchaser. We expect to use the net proceeds, if any, upon the future settlement of the Forward Sale Agreement to fund the pending acquisition described under “Recent developments—Pending acquisition” above. The remainder, if any, will be used for general corporate purposes, including other future potential acquisitions or investment opportunities or the repayment of outstanding indebtedness. The settlement of the Forward Sale Agreement and the pending acquisition are not conditioned on each other. Selling common stock through the Forward Sale Agreement enables us to set the price of such shares upon pricing of the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds until the expected funding requirements described above have occurred.

the offering
The summary below describes the principal terms of the offering of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Underwriting” for a more detailed description of the terms and conditions of this offering.
Issuer
Omega Healthcare Investors, Inc.
Notes offered
$500,000,000 aggregate principal amount of 3.625% Senior Notes due 2029.
Maturity date
The notes will mature on October 1, 2029.
Interest
Interest on the notes will accrue at a rate of 3.625% per annum, payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing April 1, 2020.
Guarantees
The notes will be fully and unconditionally guaranteed, jointly and severally, by our existing and future subsidiaries (including the Operating Partnership) that guarantee unsecured indebtedness for money borrowed of the Issuer in a principal amount at least equal to $50 million (including, as of the date hereof, our existing senior notes, our unsecured revolving credit facility and our unsecured term loans). The sole initial Subsidiary Guarantor will be the Operating Partnership, which is the only subsidiary that currently guarantees unsecured indebtedness for money borrowed of the Issuer in a principal amount at least equal to $50 million.
Ranking
The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of each of our non-guarantor subsidiaries.
As of June 30, 2019, on an as adjusted basis after giving effect to the issuance of these notes and the application of the net proceeds as described under “Use of proceeds,” we would have had approximately $4.8 billion of debt outstanding, including $7.3 million of borrowings outstanding under our revolving credit facility and $902 million of term loans outstanding under our term loan facilities.
See “Recent developments—Pending acquisition” for information regarding additional secured indebtedness to be assumed in connection with a pending acquisition.
Security
The notes and the guarantees will be issued on a senior unsecured basis.
Optional redemption
We may redeem some or all of the notes prior to July 1, 2029 (the “Par Call Date”), at a price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the Par Call Date, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date, assuming that the notes matured, and that interest on the notes was payable, on the Par Call Date. The notes will be redeemable at any time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of the Notes—Optional redemption.”
Certain covenants
We will issue the notes under an indenture with U.S. Bank National Association, as trustee. The notes indenture contains covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:
•
incur additional indebtedness; and

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merge, consolidate or sell all or substantially all of our and our subsidiary guarantors’ assets.

The notes indenture also contains a covenant requiring us to maintain a certain amount of unencumbered assets.
These covenants are subject to a number of important qualifications and limitations. See “Description of the Notes—Covenants.”
No listing; No established market
We do not intend to apply for listing of the notes on any securities exchange or other established trading market. The notes will be a new class of securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the notes, no underwriter is obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for notes will develop or be maintained.
Use of proceeds
We intend to use the net proceeds from this offering to repay outstanding borrowings under our credit facilities. The remainder, if any, will be used for general corporate purposes, including future acquisitions or investment opportunities. See “Use of proceeds.”
Risk factors
You should carefully consider all of the information in this prospectus supplement as well as the risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Extended settlement
We expect that the delivery of the notes will be made against payment therefor on or about September 20, 2019, which will be the third business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+3”). See “Underwriting—Extended settlement.”

Supplemental risk factors
Before investing in the notes, you should carefully consider the supplemental risks described below in addition to the risks described under “Risk factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described herein and therein are not the only risks and uncertainties we face. See “Where you can find more information.” If any of the events described in the following risk factors occur, our business, operating results and financial condition could be seriously harmed, and you may lose all or part of your investment.
Our indebtedness could adversely affect our financial flexibility and our competitive position.
We have, and upon consummation of this offering and the application of the net proceeds as described in “Use of proceeds,” will continue to have a significant amount of indebtedness. Our level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness, including the notes. Our indebtedness could have other important consequences to you and significantly impact our business. For example, it could:
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make it more difficult for us to satisfy our obligations with respect to the notes;

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increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

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require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness and leases, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

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expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interest;

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place us at a competitive disadvantage compared to our competitors that have less debt;

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limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business plan or other general corporate purposes on satisfactory terms or at all;

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reduce the amount of surplus funds distributable by the non-guarantor subsidiaries to us for use in our business, such as for the payment of indebtedness, including the notes; and

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lead us to elect to make additional investments in our non-guarantor subsidiaries if their cash flow from operations is insufficient for them to make payments on their indebtedness.

We may incur additional debt, which could exacerbate the risks associated with our leverage.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although covenants under our credit agreements, the indentures governing our existing senior notes and the indenture governing the notes offered hereby will limit our ability and the ability of our subsidiaries to incur additional indebtedness, the terms of the indenture governing the notes offered hereby will permit us to incur significant additional indebtedness. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our indebtedness described above, including our possible inability to service our debt, will increase. See “Description of Other Indebtedness.”

The indenture governing the notes will contain, and our credit facilities and the indentures governing our existing senior notes contain, restrictive covenants that limit our operating flexibility and could adversely affect our financial condition.
The indenture governing the notes will contain, our credit facilities and the indentures governing our existing senior notes contain, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that will limit our operating flexibility and could adversely affect our financial condition.
The indenture governing the notes will require us to comply with or maintain certain financial tests and limit or prohibit our ability to, among other things:
•
consummate a merger, consolidation or sale of all or substantially all of our assets; and

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incur additional secured and unsecured indebtedness.

In addition, the indenture governing the notes, and the indentures governing our other existing senior notes and our credit agreements require us to meet specified financial tests. All of these restrictions may limit our ability to expand, pursue or execute our business strategies. If operating results fall below current levels, we may be unable to meet these financial tests or comply with these covenants. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness, in which case we may not be able to repay all of our indebtedness, and the notes may not be repaid fully, or at all.
Payment of principal and interest on the notes will be effectively subordinated to our future secured debt to the extent of the value of the assets securing that debt.
The notes are not secured. Our obligations and the obligations of the subsidiary guarantors under our credit agreements are currently unsecured and would be pari passu in right of payment with the notes. In the future we may choose to secure, as future secured indebtedness, certain indebtedness that is currently unsecured (including, without limitation, the indebtedness under our credit agreements), to refinance such unsecured indebtedness with secured indebtedness, or to otherwise issue or assume future secured indebtedness, subject to compliance with any applicable restrictions in our credit facilities, in the indentures relating to our existing notes and in the indenture governing the notes offered hereby. The notes would be effectively subordinate to our payment obligations in connection with any future secured indebtedness of ours, and the guarantees of the notes by the subsidiary guarantors would likewise be effectively subordinate to any future secured indebtedness of the subsidiary guarantors of the notes. The notes are also structurally subordinated to the existing and future indebtedness of our non-guarantor subsidiaries. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the assets securing such indebtedness will first be applied to repay our obligations under our secured indebtedness in full and then to repay our obligations under our unsecured indebtedness, including the notes. As a result, the notes are effectively subordinated to any of our future secured indebtedness (or guarantees of that indebtedness), and that of the subsidiary guarantors to the extent of the value of the assets securing that indebtedness, and the notes are structurally subordinated to our existing and future indebtedness of our non-guarantor subsidiaries. The holders of the notes would, in all likelihood, recover ratably less than the lenders of our secured indebtedness in the event of our bankruptcy or insolvency.
Not all of our subsidiaries are guarantors and therefore the notes are structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the notes.
The subsidiary guarantors of the notes will include only our existing and future subsidiaries that guarantee any current or future unsecured indebtedness of Omega for borrowed money in an amount at least equal to $50 million (including as of the date hereof our existing notes and indebtedness under our credit agreements). Initially, the sole Subsidiary Guarantor of the notes will be the Operating Partnership.
The notes and guarantees are structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes and will be required to be paid before the holders of the notes have a claim, if any, against those subsidiaries and their assets. Therefore, if there were a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors, including trade creditors and secured creditors, of such subsidiary. See “Recent developments—Pending acquisition” for information regarding additional secured indebtedness to be assumed in connection with a pending acquisition.
To service our debt, we will require a significant amount of cash, which depends on many factors beyond our control.
Our ability to make payments on and to refinance our debt, including the notes, will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. If our future cash flow from operations and existing sources of funds are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing debt and other future debt may limit our ability to pursue any of these alternatives.
Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of a change of control or highly leveraged transactions or other designated events.
The notes offered hereby do not have any rights to require us to offer to repurchase the notes upon the occurrence of a change of control event or otherwise, even though such transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes.
A downgrade in our credit ratings could materially adversely affect our business and financial condition.
We plan to manage our operations to maintain a capital structure consistent with our current profile, but there can be no assurance that we will be able to maintain our current credit ratings.
If the applicable rating agencies reduce our credit rating or the credit rating of the notes, the market price of the notes may be adversely affected. Any downgrades in terms of ratings or outlook by any of the rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.
Under certain circumstances a court could void or subordinate the notes or the related guarantees under fraudulent transfer laws.
Our issuance of the notes and our subsidiaries’ issuance of the guarantees may be subject to review under federal bankruptcy law or state fraudulent transfer law. If we become a debtor in a case under the U.S. Bankruptcy Code or if unpaid creditors file a lawsuit against us under relevant state fraudulent transfer law, a court may review the issuance of the notes to determine whether our obligations under the notes are void as fraudulent transfers. The laws related to fraudulent transfers differ among various jurisdictions. In general, however, a court might void our obligations under the notes if it found that, when we issued the notes, (i) we received less than reasonably equivalent value or fair consideration in exchange for the notes, and (ii) we either (a) were insolvent or were rendered insolvent by the issuance of the notes, (b) were left with unreasonably small capital to conduct our business, or (c) intended to incur, or believed or reasonably should have believed that we would incur, debts beyond our ability to pay. The court could also void our obligations under the notes, without regard to factors (i) and (ii), if it found that we issued the notes with actual intent to hinder, delay or defraud our creditors. As an alternative to voiding our obligations under the notes, a court could impose other legal or equitable remedies, such as subordinating the notes to our presently existing or future debts or take some other actions detrimental to repayment of the notes.
Similarly, if a guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or if unpaid creditors filed a lawsuit against a guarantor under relevant state fraudulent transfer law, a court may review the issuance of its guarantee to determine whether such guarantee is void as a fraudulent transfer. In general, a court might void a guarantee if it finds that when such guarantor issued its guarantee (or in some jurisdictions, when payments became due under the guarantee), factors (i) and (ii) above applied to such guarantor. Similarly, the court could also void a guarantee, without regard to factors (i) and (ii) above, if it found that such guarantor issued its guarantee with actual intent to hinder, delay or defraud its creditors. Similarly, as an alternative to voiding a guarantor’s obligations under a guarantee, a court could impose other legal or equitable remedies, such as subordinating the guarantee to the guarantor’s presently existing or future debts or taking some other actions detrimental to payment on the guarantee. If a court were to void or subordinate one or more guarantees, we cannot assure you that funds would be available to pay the notes from another guarantor or from any other source.
In addition, a court could, under the legal theories discussed above, also void any payments made by us to you pursuant to the notes or any payments made by a guarantor to you pursuant to a guarantee, and require the return of any payment or the return of any realized value to us or the guarantor, as the case may be, or to a fund for the benefit of the creditors of us or the guarantor.
The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent if  (i) it could not pay its existing debts as they become due, (ii) the sum of its existing debts exceeds the fair value of all of its property, or (iii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, “debts” includes contingent, unmatured and unliquidated debts. The indenture governing the notes will contain provisions intending to limit the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. However, these provisions may not be effective to protect such guarantees from fraudulent transfer challenges, and, even if they were, such provisions would have the effect of limiting the amount you could recover under the guarantees.
If a court voided our obligations under the notes and the obligations of all of the guarantors under their guarantees, you would not have a claim against us or the guarantors and would likely have no source from which to recover amounts due under the notes.
An active trading market may not develop for the notes.
There is no existing trading market for the notes. Although the underwriters have informed us that they currently intend to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the notes on any securities exchange or other established trading market.
The liquidity of any market for the notes will depend on a number of factors, including:
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the number of holders of the notes;

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our performance;

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the market for similar securities;

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the interest of securities dealers in making a market in the notes; and

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prevailing interest rates.

An active market for the notes may not develop and, if it develops, may not continue.
If a bankruptcy petition were filed by or against us, you may receive a lesser amount for your claim than you would be entitled to receive under the indenture governing the notes.
If a bankruptcy case were filed by or against us under the U. S. Bankruptcy Code after the issuance of the notes, the holders of the notes may receive, on account of their claims related to the notes, less than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

forward-looking statements
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements other than statements of historical facts included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof or variations thereon or similar terminology. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements included or incorporated in this prospectus supplement or the accompanying prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus supplement. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
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those items discussed under “Supplemental risk factors” herein and under “Risk factors” in Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented from time-to-time in Part II, Item 1A to our Quarterly Reports on Form 10-Q;

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uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

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the ability of any of our operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

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our ability to re-lease, otherwise transition, or sell underperforming assets or assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets;

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the availability and cost of capital to us;

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changes in our credit ratings and the ratings of our debt securities;

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competition in the financing of healthcare facilities;

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regulatory and other changes in the healthcare sector;

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changes in the financial position of our operators;

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the effect of economic and market conditions generally and, particularly, in the healthcare industry;

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changes in interest rates;

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the amount and yield of any additional investments;

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changes in tax laws and regulations affecting REITs;

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the potential impact of changes in the skilled nursing facility, and assisted living facility, markets or local real estate conditions on our ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; and

•
our ability to maintain our status as a REIT.

The risks set forth above are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the SEC, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

Market and industry data
This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein include market share, industry data and forecasts that we obtained from the United States Census Bureau and the Centers for Medicare and Medicaid Services. In this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, we rely on and refer to additional information regarding market data obtained from internal sources, market research, publicly available information and industry publications. Although we believe the information is reliable, neither we nor the underwriters can guarantee the accuracy or completeness of the information and have not independently verified it.
Where you can find more information
We are subject to the informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. Because shares of our common stock trade on the New York Stock Exchange, which we refer to as the NYSE, you may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to our filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, which we have previously filed with the SEC*:
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our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019;

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our Quarterly Reports on Form 10-Qs for the fiscal quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 9, 2019 and August 8, 2019, respectively;

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our Current Reports on Form 8-K, filed with the SEC on January 1, 2019, February 6, 2019, May 17, 2019, June 11, 2019 and September 12, 2019; and

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those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 24, 2019specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of the filing of such documents, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus supplement or accompanying prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

These documents contain important information about our financial condition. You may obtain copies of any documents incorporated by reference in this prospectus supplement from us, from the SEC or from the SEC’s website as described below. Documents incorporated by reference are available without charge from us, excluding exhibits thereto, unless we have specifically incorporated by reference such exhibits in this prospectus supplement. Any person, including any beneficial owner, to whom this prospectus supplement is delivered, may obtain documents incorporated by reference in, but not delivered with, this prospectus supplement by requesting them from us in writing or by telephone at Omega Healthcare Investors, Inc., Attention: Matthew Gourmand, 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, telephone number (410) 427-1700. You may also access our filings free of charge on our website at www.omegahealthcare.com, or at the website maintained by the SEC at www.sec.gov. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

Use of proceeds
We expect the net proceeds from this offering to be approximately $487,760,000, after deducting the underwriting discounts and commissions and the estimated expenses. We intend to use the net proceeds from this offering to repay outstanding borrowings under our credit facilities. The remainder, if any, will be used for general corporate purposes, including future acquisitions or investment opportunities. See “Description of Other Indebtedness” for a description of our credit facilities. Borrowings under our revolving credit facility that we repay with net proceeds from this offering may be reborrowed, subject to customary conditions. Affiliates of certain of the underwriters are lenders under our credit facilities, and consequently, will receive a portion of the net proceeds from this offering upon the repayment of outstanding revolving credit facility borrowings. See “Underwriting—Other relationships (conflicts of interest).”
As of June 30, 2019, we had $500 million in borrowings outstanding under our Revolving Credit Facility (as defined below), with a weighted average effective interest rate of 3.65% and maturity date of May 25, 2021, $425 million in borrowings outstanding under our U.S. Dollar Term Loan Facility (as defined below), with a weighted average effective interest rate of 3.85% and maturity date of May 25, 2022, $100 million in borrowings outstanding under the Operating Partnership Term Loan (as defined below), with a weighted average effective interest rate of 3.58% and maturity date of May 25, 2022 and £100 million in borrowings outstanding under our Sterling Term Loan Facility (as defined below), with a weighted average effective interest rate of 2.17% and maturity date of May 25, 2022. See “Description of other indebtedness—Credit facilities.”
Pending application of the net proceeds for the purposes described above, we may invest such net proceeds in various instruments, including short- and intermediate-term, interest bearing obligations having investment grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies or hold such net proceeds in cash and cash equivalents.

Description of other indebtedness
Credit facilities
Omega revolving credit and related term loan facilities
We have a credit agreement dated as of May 25, 2017, as amended, which we refer to as the Omega Credit Agreement, with a syndicate of financial institutions as lenders, which we refer to as the Omega Lenders. The Omega Credit Agreement provides for a $1.25 billion senior unsecured multicurrency revolving credit facility, which we refer to as the Revolving Credit Facility, a $425 million senior unsecured U.S. Dollar term loan facility, which we refer to as the U.S. Term Loan Facility, and a £100 million senior unsecured British Pound Sterling term loan facility, which we refer to as the Sterling Term Loan Facility. The Revolving Credit Facility may be drawn in Euros, British Pounds Sterling, Canadian Dollars, which we collectively refer to as Alternative Currencies, or U.S. Dollars, with a $900 million tranche available in U.S. Dollars and a $350 million tranche available in U.S. Dollars or Alternative Currencies. We refer to the U.S. Dollar Term Loan Facility and the Sterling Term Loan Facility collectively as the Omega Term Loans, and to the Revolving Credit Facility and the Omega Term Loans as the Omega Credit Facilities.
As of June 30, 2019, we had a total of  $500 million in borrowings outstanding under the Revolving Credit Facility. As of June 30, 2019, we had $425 million in borrowings outstanding under the U.S. Dollar Term Loan Facility, and £100 million in borrowings outstanding under the Sterling Term Loan Facility.
The material terms of the Omega Credit Facilities are as follows:
Repayment.   The Revolving Credit Facility matures on May 25, 2021, subject to Omega’s option to extend such maturity date for two, six-month periods (subject to compliance with a notice requirement and other customary conditions). The Omega Term Loan Facilities are both fully advanced. The U.S. Term Loan Facility does not amortize and is due and payable in full on May 25, 2022. The Sterling Term Loan Facility does not amortize and is due and payable in full on May 25, 2022.
Use of proceeds.   Among other things, proceeds from borrowings under the Omega Credit Facilities may be used to refinance existing indebtedness, to finance acquisitions and to fund working capital, capital expenditures and other general corporate purposes, including, without limitation, the enhancement and financing of healthcare related property.
Interest rates and fees.   The interest rates per annum applicable to the Omega Credit Facilities are the London interbank offered rate, which we refer to as the Eurodollar Rate or Eurodollar and, for purposes of the Omega Credit Facilities, such definition also includes the Canadian dealer offered rates for amounts offered in Canadian Dollars and any other Alternative Currency rate approved by the Administrative Agent and the Omega Lenders for amounts offered in any other non-London interbank offered rate quoted currency, as applicable, plus the applicable margin (as described below) or, at Omega’s option, the base rate, which will be the highest of  (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as described below). If either the Eurodollar Rate or the base rate is less than zero, such rate shall be deemed zero.
The applicable margins with respect to the Omega Credit Facilities are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced, senior unsecured long-term debt of Omega or Operating Partnership, as the case may be.
The applicable margin for the Revolving Credit Facility may range from 1.65% to 0.875% in the case of Eurodollar advances (1.95% to 1.00%, including facility fees), and from 0.65% to 0% in the case of base rate advances (0.95% to 0.125%, including facility fees). Letter of credit fees may range from 1.65% to 0.875% per annum, based on the same performance grid. The applicable margin for the Omega Term Loan Facilities may range from 1.90% to 0.90% in the case of Eurodollar advances, and from 0.90% to 0.00% in the case of base rate advances. The default rate on the Omega Credit Facilities is 2.0% above the interest rate otherwise applicable to base rate loans.

Prepayments; reduction or termination of commitments.   We may prepay the Omega Credit Facilities at any time in whole or in part, or reduce or terminate the revolving and term loan commitments under the Omega Credit Facilities, in each case without fees or penalty. Principal amounts prepaid or repaid under the Omega Term Loans may not be re-borrowed.
Covenants.   The Omega Credit Agreement contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Omega Healthcare Investors, Inc. capital stock if a default or event of default exists; maintenance of our REIT status and limitations on business activities and ownership of assets of Omega Healthcare Investors, Inc. In addition, the Omega Credit Agreement contains financial covenants, including those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured interest coverage and maximum distributions.
Events of default.   The Omega Credit Agreement includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of our REIT status.
Right to increase maximum borrowings.   Subject to the terms of the Omega Credit Agreement, we may increase the commitments under the Omega Credit Facilities up to a maximum aggregate amount of $2.5 billion.
Guarantees.   Our obligations in connection with the Omega Credit Facilities are jointly and severally guaranteed by any domestic subsidiary of Omega that provides a guarantee of any unsecured indebtedness of Omega Healthcare Investors, Inc. for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50 million individually or in the aggregate, for the benefit of the administrative agent under the Omega Credit Agreement and the Omega Lenders. Currently, the Operating Partnership is the sole guarantor of the Omega Credit Facilities.
MUFG Term Loan
On May 25, 2017, Omega entered into an amended and restated credit agreement, which we refer to as the MUFG Amended Credit Agreement, with a syndicate of financial institutions, as lenders, and The Bank of Tokyo – Mitsubishi UFJ, Ltd., as administrative agent (now known as MUFG Bank, Ltd.), which amended and restated its $250 million senior unsecured 2015 term loan facility, which (as so amended and restated) we refer to as the MUFG Term Loan Facility, to provide for certain modifications to the terms and conditions therein to be similar to those now in the Omega Credit Agreement and the Operating Partnership Credit Agreement (defined below).
As of June 30, 2019, we had $250 million in borrowings outstanding under the MUFG Term Loan Facility.
The material terms of the MUFG Term Loan Facility are as follows:
Repayment.   The MUFG Term Loan Facility does not amortize and is due and payable in full on December 16, 2022.
Use of proceeds.   Among other things, proceeds from borrowing under the MUFG Term Loan Facility may be used to refinance existing indebtedness, to finance acquisitions and to fund working capital, capital expenditures and other general corporate purposes, including, without limitations, the enhancement and financing of healthcare related property.

Interest rates and fees.    The interest rates per annum applicable to the MUFG Term Loan Facility are the Eurodollar Rate plus the applicable margin (as described below) or, at Omega’s option, the base rate, which will be the highest of  (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as described below). If either the Eurodollar Rate or the base rate is less than zero, such rate shall be deemed zero.
The applicable margins with respect to the MUFG Term Loan Facility are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced senior unsecured long-term debt of Omega or our Operating Partnership, as the case may be. The applicable margin for the MUFG Term Loan Facility may range from 2.35% to 1.40% in the case of Eurodollar advances, and from 1.35% to 0.40% in the case of base rate advances. The default rate on the MUFG Term Loan Facility is 2.0% above the interest rate otherwise applicable to base rate loans.
Prepayments; Reduction or termination of commitments.   The MUFG Term Loan Facility may be prepaid at any time in whole or in part without fees or penalty. Principal amounts prepaid or repaid under the MUFG Term Loan Facility may not be re-borrowed.
Covenants.    The MUFG Amended Credit Agreement contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of our capital stock if a default or event of default exists; maintenance of our REIT status and limitations on business activities and ownership of assets of Omega Healthcare Investors, Inc.. In addition, the credit agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured interest coverage and maximum distributions.
Events of default.    The credit agreement governing the MUFG Term Loan Facility includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of Omega Healthcare Investors, Inc.’s REIT status.
Right to increase maximum borrowings.    Subject to the terms of the credit agreement governing the MUFG Term Loan Facility, we may add one or more incremental tranches of term loans to the MUFG Term Loan Facility in an aggregate principal amount of all such incremental tranches of term loans not to exceed $150 million.
Guarantees.    Our obligations in connection with the MUFG Term Loan Facility are jointly and severally guaranteed by any domestic subsidiary of Omega that provides a guarantee of any unsecured indebtedness of Omega Healthcare Investors, Inc. for borrowed money in an amount of at least $50 million individually or in the aggregate, for the benefit of the administrative agent and the MUFG Lenders. Currently, the Operating Partnership is the sole guarantor of MUFG Term Loan Facility.
Omega Healthcare Investors, Inc. also has entered into interest rate swap arrangements in relation to the full $250 million borrowed under the MUFG Term Loan Facility, with the effect that we will pay a fixed interest rate of approximately 3.8005% on the $250 million borrowed. These swap arrangements took effect on December 30, 2016, and will expire in December 2022.

Our existing senior notes
$700 million 4.375% Senior Notes due 2023
We have outstanding $700 million of 4.375% Senior Notes due 2023, which were issued pursuant to an indenture dated as of July 12, 2016, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on August 1, 2023.
Such notes may be redeemed by us, in whole or in part, prior to June 1, 2023, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after June 1, 2023, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$400 million 4.950% Senior Notes due 2024
We have outstanding $400 million of 4.950% Senior Notes due 2024, which were issued pursuant to an indenture dated as of March 11, 2014, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on April 1, 2024.
Such notes may be redeemed by us, in whole or in part, prior to January 1, 2024, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after January 1, 2024, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$400 million 4.50% Senior Notes due 2025
We have outstanding $400 million of 4.50% Senior Notes due 2025, which were issued pursuant to an indenture dated as of September 11, 2014, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on January 15, 2025.
Such notes may be redeemed by us, in whole or in part, prior to October 15, 2024, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after October 15, 2024, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$600 million 5.250% Senior Notes due 2026
We have outstanding $600 million of 5.250% Senior Notes due 2026, which were issued pursuant to an indenture dated as of September 23, 2015, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on January 15, 2026.
Such notes may be redeemed by us, in whole or in part, prior to October 15, 2025, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after October 15, 2025, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$700 million 4.50% Senior Notes due 2027
We have outstanding $700 million of 4.50% Senior Notes due 2027, which were issued pursuant to an indenture dated as of March 18, 2015, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on April 1, 2027.
Such notes may be redeemed by us, in whole or in part, prior to January 1, 2027, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after January 1, 2027, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$550 million 4.750% Senior Notes due 2028
We have outstanding $550 million of 4.750 % Senior Notes due 2028, which were issued pursuant to an indenture dated as of April 4, 2017, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on January 15, 2028.
Such notes may be redeemed by us, in whole or in part, prior to October 15, 2027, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after October 15, 2027, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
Certain additional terms of existing senior notes
The indentures governing our existing senior notes contain covenants that limit the ability of Omega Healthcare Investors, Inc. and certain of its subsidiaries to, among other things, incur additional indebtedness and merge, consolidate or sell all or substantially all of their respective assets, and that require us to maintain a minimum ratio of unencumbered assets to unsecured debt.
The indentures governing our existing senior notes include customary events of default including, without limitation, nonpayment of principal or interest when due, covenant defaults, and certain events of bankruptcy and insolvency.
Our existing senior notes are unsecured obligations of Omega Healthcare Investors, Inc. and are currently guaranteed by the Operating Partnership, the same subsidiary guarantor that guarantees the Omega Credit Facilities and the MUFG Term Loan Facility. Other of our subsidiaries will be required to guarantee our existing senior notes if they guarantee Indebtedness (as defined in clauses (1) or (2) of the definition of   “Indebtedness” contained in “Description of the Notes”) of Omega Healthcare Investors, Inc. equal to or greater than $50 million.
HUD secured indebtedness
On July 26, 2019, we entered into an agreement to purchase 60 facilities for $735 million, consisting of approximately $345 million of cash and the assumption of approximately $390 million (as of August 1, 2019) in mortgage loans guaranteed by HUD. These loans have a blended “all-in” rate (including mortgage insurance premiums) of 3.66% per annum, with maturities between September 2046 and December 2051.

Completion of the transaction is subject to consent by HUD as well as the satisfaction of customary closing conditions. No assurance can be given as to when or if  (i) HUD’s consent will be obtained, (ii) the closing conditions will be satisfied or (iii) the acquisition will be completed.
Operating Partnership Term Loan
On May 25, 2017, our Operating Partnership entered into a new $100 million senior unsecured term loan facility, which we refer to as the Operating Partnership Term Loan.
The Operating Partnership Term Loan is being provided pursuant to a credit agreement, dated as of May 25, 2017, which we refer to as the Operating Partnership Credit Agreement, with a syndicate of financial institutions, as lenders, which we refer to as the Operating Partnership Lenders.
The material terms of the credit agreement governing the Operating Partnership Term Loan are as follows:
Term loan advance and repayment.   The Operating Partnership Term Loan does not amortize and is due and payable in full on May 25, 2022.
Use of proceeds.   Among other things, proceeds from the Operating Partnership Term Loan may be used to finance acquisitions and to fund working capital, capital expenditures and other general corporate purposes, including, without limitations, the enhancement and financing of healthcare related property.
Interest rates and fees.   The interest rates per annum applicable to the Operating Partnership Term Loan Facility are the Eurodollar Rate plus the applicable margin (as described below) or, at the Operating Partnership’s option, the base rate, which will be the highest of  (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as described below); if the base rate is less than zero, such rate shall be deemed zero.
The applicable margins with respect to the Operating Partnership Term Loan Facility are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced senior unsecured long-term debt of Omega or the Operating Partnership, as the case may be. The applicable margin for the Operating Partnership Term Loan Facility may range from 1.90% to 0.90% in the case of Eurodollar advances, and from 0.90% to 0.00% in the case of base rate advances. The default rate on the Operating Partnership Term Loan Facility is 2.0% above the interest rate otherwise applicable to base rate loans.
In connection with our acquisition by merger of MedEquities Realty Trust on May 17, 2019, Omega assumed various interest rate swap contracts. Omega designated the interest rate swap contracts as cash flow hedges of interest rate risk associated with the Operating Partnership Term Loan. The assumed interest rate swap contracts effectively convert $75 million of the Operating Partnership Term Loan to an aggregate fixed rate of approximately 3.29% through February 10, 2022. The effective rate achieved by the combination of the Operating Partnership Term Loan and the interest rate swaps could fluctuate up by 55 basis points or down by 45 basis points based on future changes to our credit ratings. The Operating Partnership Term Loan will be unhedged for the period after February 10, 2022 through its maturity on May 25, 2022.
Prepayments; reduction or termination of commitments.   The Operating Partnership Term Loan may be prepaid at any time in whole or in part without fees or penalty. Principal amounts prepaid or repaid under the Operating Partnership Term Loan may not be re-borrowed.
Covenants.    The Operating Partnership Credit Agreement contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Operating Partnership equity interests if a default or event of default exists; maintenance of Omega’s REIT status; and limitations on business activities and ownership of assets of Omega Healthcare Investors, Inc. In addition, the Operating Partnership Credit Agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured interest coverage and maximum distributions.
Events of Default.   The credit agreement governing the Operating Partnership Term Loan includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of Omega Healthcare Investors, Inc.’s REIT status.
Guarantees.   The Operating Partnership’s obligations in connection with the Operating Partnership Term Loan will be jointly and severally guaranteed by any domestic subsidiary of our Operating Partnership that provides a guarantee of any unsecured indebtedness of Omega Healthcare Investors, Inc. or our Operating Partnership for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50 million individually or in the aggregate. There are currently no subsidiary guarantors of the Operating Partnership Term Loan.

Description of the notes
We will issue the notes under the indenture dated as of September 20, 2019, among Omega Healthcare Investors, Inc. (the “Issuer,” “we” or “us”), the Subsidiary Guarantors and U.S. Bank National Association, as trustee. You can obtain a copy of the indenture upon request from Omega Healthcare Investors, Inc.
The following description of certain provisions of the indenture is a summary only. We urge you to read the indenture because it defines your rights with respect to the notes issued under it. More specific terms as well as definitions of relevant terms can be found in the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You can find definitions of certain capitalized terms used in this description under “Certain definitions.” For purposes of this section only, references to the “Issuer,” “we” or “us” include only Omega Healthcare Investors, Inc., and not its subsidiaries.
General
The notes will be unsecured senior obligations of the Issuer.
The notes will be issued in an aggregate principal amount of  $500,000,000. The notes will mature on October 1, 2029. The notes will bear interest at a rate of 3.625% per annum, payable semi-annually to holders of record at the close of business on March 15 or September 15 of each year immediately preceding the interest payment date on April 1 or October 1 of each year, commencing April 1, 2020.
Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, which initially will be the corporate trust office of the trustee in New York, New York; provided, however, that, at the option of the Issuer, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register for the notes.
The notes will be issued only in fully registered form, without coupons, in denominations of  $2,000 of principal amount and any integral multiple of  $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.
Subject to the covenants described below under “Covenants” and applicable law, the Issuer may, from time to time, without the consent of the holders of the notes of a series, issue additional notes of such series under the relevant indenture having the same ranking and the same interest rate, maturity and other terms as the outstanding notes under such indenture, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. The notes issued in this offering and any additional notes subsequently issued under such indenture will be treated as a single class for all purposes under such indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that if such additional notes are not fungible with the previously outstanding notes for U.S. federal income tax purposes, the additional notes would have a separate CUSIP or ISIN number than the notes offered hereby.
The indenture has been qualified under the Trust Indenture Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
Guarantees and subsidiary guarantors
The notes will be guaranteed on an unsecured senior basis by the Subsidiary Guarantors, including the Operating Partnership. The guarantees will be unconditional regardless of the enforceability of the notes and the indenture. Initially, the Operating Partnership will be the sole Subsidiary Guarantor.
Each Subsidiary that subsequently guarantees unsecured Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition thereof) in a principal amount at least equal to $50 million will be required to execute a Subsidiary Guarantee. See “Covenants —Guarantees by subsidiaries.”

Optional redemption
The notes will be redeemable at the option of the Issuer, in whole or in part, at any time, and from time to time, upon not less than 15 days’ nor more than 60 days’ notice. If the notes are redeemed prior to the Par Call Date, the redemption price will be equal to the greater of:
(1)
100% of the principal amount of the notes redeemed, and

(2)
the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date) assuming that such notes matured, and that interest on such notes was payable, on the Par Call Date, discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points (the “Applicable Premium”), plus, in each case of  (1) and (2) above, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after the record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of notes at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).
If the notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, such redemption date.
“Par Call Date” means July 1, 2029.
“Reference Treasury Dealer” means (1) Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and a Primary Treasury Dealer selected by Credit Agricole Securities (USA) Inc. and (2) any one other Primary Treasury Dealer selected by us; provided, however, that if any Reference Treasury Dealer referred to above ceases to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at (i) 3:30 p.m., New York City time, on the third Business Day preceding the applicable redemption date.
General redemption provisions
Definitions applicable to optional redemptions for all notes
“Comparable Treasury Price” means, with respect to any redemption date for the notes:
(a)
the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)
if the Issuer obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or

(c)
if the Issuer obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

“Comparable Treasury Issue” means, with respect to any redemption date for the notes, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming for this purpose that such notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Independent Investment Banker” means, with respect to any redemption date for the notes, an independent investment banking institution of national standing appointed by the Issuer with respect to such redemption date.
“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable redemption date.
Selection and notice of redemption
In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:
(1)
in compliance with the requirements of the principal national securities exchange, if any, on which the notes are then listed; or

(2)
if the notes are not so listed, while the notes are in book-entry form, in accordance with The Depository Trust Company, which we refer to as DTC, procedures, or if the notes are no longer in book-entry form, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No notes of a principal amount of  $2,000 or less shall be redeemed in part. If a partial redemption is made the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.
Sinking fund
There will be no sinking fund payments for the notes.
Ranking
The notes will be unsecured senior obligations of the Issuer, and will rank equally in right of payment with all existing and future unsecured senior Indebtedness of the Issuer. The notes will be effectively subordinated to all of our and our consolidated Subsidiaries’ Secured Indebtedness to the extent of the value of the assets securing such Indebtedness, and structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of our non-guarantor Subsidiaries.
As of June 30, 2019, as adjusted after giving effect the issuance of the notes and the application of the net proceeds as described under “Use of proceeds,” we would have had $4.8 billion of debt outstanding, including $7.3 million under our Revolving Credit Facility, $425 million of U.S. Dollar Term Loans and £100 million of British Sterling Term Loans, $250 million of our MUFG Term Loan, and $100 million of our Operating Partnership Term Loan, all of which would be pari passu in right of payment with the notes and the related guaranties of the Subsidiary Guarantors.

See “Description of other indebtedness—HUD secured indebtedness” regarding secured indebtedness we may assume in connection with a pending acquisition. Each Subsidiary Guarantor’s guarantee of the notes will be unsecured senior obligations of such Subsidiary Guarantor, and will rank equally in right of payment with all existing and future unsecured senior Indebtedness of such Subsidiary Guarantor. The guarantees of our Subsidiary Guarantors will be structurally subordinated to all of the Secured Indebtedness of such Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness.
As of the date of the issuance of the notes, our non-guarantor Subsidiaries will include all Subsidiaries other than our Operating Partnership, since no other Subsidiaries guarantee unsecured indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition of Indebtedness) at least equal to $50 million. The notes will be structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes.
Certain definitions
Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.
“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.
“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Issuer or charges resulting from the redemption of preferred stock of the Issuer) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:
(1)
the net income of any Person, other than the Issuer or a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Subsidiaries by such Person during such period;

(2)
the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

(3)
any after-tax gains or losses attributable to asset sales; and

(4)
all extraordinary gains and extraordinary losses.

“Adjusted Total Assets” means, for any Person, the sum of:
(1)
Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the trustee pursuant to the “Reports to holders” covenant; and

(2)
any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and

“under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Asset Acquisition” means:
(1)
an investment by the Issuer or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Issuer or any of its Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such investment; or

(2)
an acquisition by the Issuer or any of its Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more healthcare properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Issuer or any of its Subsidiaries, other than to the Issuer or another Subsidiary, of:
(1)
all or substantially all of the Capital Stock of any Subsidiary, or

(2)
all or substantially all of the assets that constitute a division or line of business, or one or more healthcare properties, of the Issuer or any of its Subsidiaries.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Maryland are authorized or required by law to close.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.
“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person as a finance lease.
“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person as determined in conformity with GAAP.
“Closing Date” means September 20, 2019.
“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.
“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus amounts which have been deducted and minus amounts which have been added for, without duplication:
(1)
Consolidated Interest Expense;

(2)
provision for taxes based on income;

(3)
impairment losses and gains on sales or other dispositions of properties and other Investments;

(4)
real estate related depreciation and amortization expense;

(5)
the effect of any non-recurring, non-cash items;

(6)
amortization of deferred charges;

(7)
gains or losses on early extinguishment of Indebtedness; and

(8)
acquisition expenses;

all as determined on a consolidated basis for the Issuer and its Subsidiaries in conformity with GAAP; provided, however, that, if any Subsidiary is not a Wholly Owned Subsidiary, Consolidated EBITDA shall be reduced (to the extent not already reduced in Adjusted Consolidated Net Income or otherwise reduced in accordance with GAAP) by an amount equal to:
•
the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by

•
the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by the Issuer or any of its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness of the Issuer and the Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including, without limitation (without duplication):
•
amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

•
the interest portion of any deferred payment obligations;

•
all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

•
the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Subsidiaries; and

•
all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Subsidiaries;

•
excluding, to the extent included in interest expense above, the amount of such interest expense of any Subsidiary if the net income of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof  (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis in conformity with GAAP.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:
(1)
required to be redeemed prior to the Stated Maturity of the notes,

(2)
redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the notes, or

(3)
convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for customary provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“Existing Note Indentures” means the indenture governing the Issuer’s 4.375% senior notes due 2023, the indenture governing the Issuer’s 4.950% senior notes due 2024, the indenture governing the Issuer’s 4.500% senior notes due 2025, the indenture governing the Issuer’s 5.250% senior notes due 2026, the indenture governing the Issuer’s 4.50% senior notes due 2027, and the indenture governing the Issuer’s 4.750% senior notes due 2028 (each an “Existing Note Indenture”), as each such Existing Note Indenture may be supplemented from time to time.
“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive if evidenced by a Board Resolution.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this prospectus supplement, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all terms of an accounting or financing nature and all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof  (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
“Indebtedness” means, with respect to any Person at any date of determination (without duplication):
(1)
all indebtedness of such Person for borrowed money;

(2)
all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
the face amount of letters of credit or other similar instruments, excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (4), (5) or (6) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;
(4)
all unconditional obligations of such Person to pay amounts representing the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto), except any such balance that constitutes an accrued expense or Trade Payable;

(5)
all Capitalized Lease Obligations;

(6)
all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of  (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of the types referred to in items (1) through (6) above of another Person (it being understood that Indebtedness shall be deemed to be Incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof).
In addition,
•
the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP, and

•
Indebtedness shall not include any liability for federal state, local or other taxes.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:
•
the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the trustee pursuant to the “Reports to holders” covenant (“Four Quarter Period”) to

•
the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,
(1)
pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)
Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)
pro forma effect shall be given to Asset Dispositions and Asset Acquisitions and Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(4)
pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions and (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) that have been made by any Person that has become a Subsidiary or has been merged with or into the Issuer or any of its Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more healthcare properties, of the Person that is acquired or disposed of to the extent that such financial information is available.
“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.
“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.
“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Subsidiaries.
“Significant Subsidiary,” with respect to any Person, means any subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.
“Stated Maturity” means:
(1)
with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)
with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.
“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the notes and the indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described in “Covenants—Guarantees by subsidiaries.”
“Subsidiary Guarantors” means (i) each Subsidiary that is a guarantor of Indebtedness under the Existing Note Indentures on the Closing Date and (ii) each other Person that is required to become a Subsidiary Guarantor by the terms of the indenture after the Closing Date, in each case, until such Person is released from its Subsidiary Guarantee.
“Total Assets” means the sum (without duplication) of:
(1)
Undepreciated Real Estate Assets; and

(2)
all other assets (excluding intangibles and accounts receivable) of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

“Total Unencumbered Assets” as of any date means the sum of:
(1)
those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

(2)
all other assets (but excluding intangibles and accounts receivable) of the Issuer and its Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in conformity with GAAP; provided, however, that all investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Subsidiaries, the date such Indebtedness is to be Incurred.
“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or any of its Subsidiaries plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, including, but not limited to, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of the Issuer and its Subsidiaries in accordance with GAAP, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the Issuer and its Subsidiaries in accordance with GAAP.
“Unsecured Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries that is not Secured Indebtedness.
“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.
Covenants
The indenture in respect of the notes will contain, among others, the following covenants:
Limitation on indebtedness for notes
(1)
The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 60% of Adjusted Total Assets.

(2)
The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 40% of Adjusted Total Assets.

(3)
The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness other than the notes issued on the Closing Date and other Indebtedness existing on the Closing Date; provided, however, that the Issuer or any of its Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Subsidiaries on a consolidated basis would be greater than 1.5 to 1.0.

Notwithstanding any other provision of this “Limitation on indebtedness for notes” covenant, the maximum amount of Indebtedness that the Issuer or any of its Subsidiaries may Incur pursuant to this “Limitation on indebtedness for notes” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.
For purposes of determining any particular amount of Indebtedness under this “Limitation on indebtedness for notes” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.
Maintenance of total unencumbered assets
The Issuer and its Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and its Subsidiaries on a consolidated basis.
Guarantees by subsidiaries
The Subsidiary Guarantors will jointly and severally guarantee our obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. If at any time after the issuance of the notes, including following any release of a Subsidiary Guarantor from its guarantee under the indenture, a Subsidiary of the Issuer (including any future Subsidiary) guarantees unsecured Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition thereof) in an amount at least equal to $50 million, the Issuer will cause such Subsidiary to guarantee the notes by executing and delivering a supplemental indenture in accordance with the indenture.

The obligations of each Subsidiary Guarantor under its guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Supplemental risk factors —Risks related to the offering —Under certain circumstances a court could void or subordinate the notes or the related guarantees under fraudulent transfer laws.” Each Subsidiary Guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.
A Subsidiary Guarantor will be automatically and unconditionally released from its obligations under an indenture and the related guarantee:
(1)
upon any sale, exchange or transfer to a Person not an Affiliate of the Issuer of all of the Capital Stock held by the Issuer and its Subsidiaries in, or all or substantially all of the assets of, such Subsidiary Guarantor;

(2)
upon the liquidation or dissolution of such Subsidiary Guarantor; provided no Default or Event of Default shall occur as a result thereof;

(3)
if the Issuer exercises its legal defeasance option or its covenant defeasance option as described under “Defeasance” or if its obligations under the indenture are discharged in accordance with the terms of the indenture as described under “Satisfaction and discharge”; or

(4)
if a Subsidiary Guarantor ceases to guarantee the obligations of the Issuer under any such unsecured Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) under the definition thereof) in an amount at least equal to $50 million;

provided, however, that in the case of clauses (1) and (2) above, (x) such sale or other disposition is made to a Person other than the Issuer or any of its Subsidiaries and (y) such sale or disposition is otherwise permitted by the relevant indenture.
At the request of the Issuer, and upon delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the relevant indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by the Issuer evidencing such release.
Nothing contained in the indenture or in the notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Issuer (in which case such Subsidiary Guarantor shall no longer be a Subsidiary Guarantor) or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor.
Reports to holders
Whether or not the Issuer is then required to file reports with the Commission, the Issuer shall file with the Commission all such reports and other information as it would be required to file with the Commission pursuant to Sections 13(a) or 15(d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Issuer with the Commission is not permitted under the Exchange Act, the Issuer shall provide such documents to the trustee and upon written request supply copies of such documents to any prospective holder. The Issuer shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information.
Events of default
Events of Default under the indenture include the following:
(1)
default in the payment of principal of, or premium, if any, on any note governed by such indenture when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)
default in the payment of interest on any note governed by such indenture when they are due and payable, and such default continues for a period of 30 days;

(3)
default in the performance or breach of the provisions of such indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer;

(4)
the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in such indenture or under the notes governed thereby (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for the earlier of  (i) 60 consecutive days and (ii) such shorter period specified for comparable defaults under any Existing Note Indenture (or under any indenture pursuant to which the Issuer or a Subsidiary Guarantor has issued any Indebtedness that refinances or refunds (x) the Indebtedness under such Existing Note Indenture or (y) such refinancing or refunding Indebtedness) after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the applicable notes;

(5)
there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount at least equal to $50 million in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

•
an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

•
the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)
a court of competent jurisdiction enters a decree or order for:

•
relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

•
appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or

•
the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(7)
the Issuer or any Significant Subsidiary:

•
commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

•
consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary, or

•
effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (6) or (7) above that occurs with respect to the Issuer) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on such notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
If an Event or Default specified in clause (6) or (7) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding under such indenture shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of such outstanding notes by written notice to the Issuer and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:
•
all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on such notes that have become due solely by such declaration of acceleration, have been cured or waived, and

•
the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see “Modification and waiver.”
The holders of at least a majority in aggregate principal amount of the outstanding notes under an indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under such indenture or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or such indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to an indenture or the notes issued thereunder unless:
(1)
the holder gives the trustee written notice of a continuing Event of Default;

(2)
the holders of at least 25% in aggregate principal amount of outstanding notes issued under such indenture make a written request to the trustee to pursue the remedy;

(3)
such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)
the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)
during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes issued under such indenture do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in such notes, which right shall not be impaired or affected without the consent of the holder.
The indenture requires certain officers of the Issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Subsidiaries and of its performance under the indenture and that the Issuer has fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, merger and sale of assets
The Issuer will not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:
(1)
the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation, general or limited partnership, limited liability company or other entity (other than an individual) organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Issuer on the notes and under the indenture;

(2)
immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)
immediately after giving effect to such transaction on a pro forma basis the Issuer, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the “Limitation on indebtedness for notes” covenant; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Subsidiary with a positive net worth; provided further, however, that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Issuer) shall be issued or distributed to the holders of Capital Stock of the Issuer; and

(4)
the Issuer delivers to the trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Issuer; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, unless:
(1)
either such Subsidiary Guarantor shall be the continuing Person or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged shall be a corporation or other legal entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor and under the indenture; and

(2)
immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiary Guarantors, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.
Upon any such consolidation, combination or merger of the Issuer or a Subsidiary Guarantor, or any such sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer in accordance with the foregoing provisions, in which the Issuer or such Subsidiary Guarantor is not the continuing obligor under the notes or its Subsidiary Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Subsidiary Guarantor is merged or the entity to which the sale, conveyance, transfer, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Subsidiary Guarantor under the indenture, the notes and the Subsidiary Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Subsidiary Guarantor and, except in the case of a lease, the Issuer or such Subsidiary Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the notes or in respect of its Subsidiary Guarantee, as the case may be, and all of the Issuer’s or such Subsidiary Guarantor’s other obligations and covenants under the notes, the indenture and its Subsidiary Guarantee, if applicable.
Notwithstanding the foregoing, any Subsidiary Guarantor may (i) consolidate with or merge with or into the Issuer or another Subsidiary Guarantor or (ii) convert into a corporation, general or limited partnership, limited liability company or trust organized under the laws of such Subsidiary Guarantor’s jurisdiction of organization or the laws of the United States of America or any state or jurisdiction thereof.
Defeasance
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes and the Subsidiary Guarantees, and the indenture shall cease to be of further effect as to all outstanding notes and Subsidiary Guarantees, except as to:
(1)
rights of holders to receive payments in respect of the principal of and interest on the notes when such payments are due from the trust funds referred to below,

(2)
the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)
the rights, powers, trust, duties, and immunities of the trustee, and the Issuer’s obligation in connection therewith, and

(4)
the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the notes,

(2)
in the case of Legal Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States confirming that:

(a)
the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)
since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
(3)
in the case of Covenant Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)
no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(5)
the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

(6)
the Issuer shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)
the Issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then our obligations and the obligations of the Subsidiary Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.
Satisfaction and discharge
Satisfaction and Discharge of indenture for notes. The indenture for the notes will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when
(1)
either:

(A)
all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the trustee for cancellation; or

(B)
all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this paragraph to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(2)
the Issuer has paid all other sums payable under the indenture by the Issuer; and

(3)
the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and waiver
Subject to certain limited exceptions allowing modifications and amendments of the indenture without the consent of holders of the notes, modifications and amendments of the indenture may be made by the Issuer and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:
(1)
change the Stated Maturity of the principal of, or any installment of interest on, any note,

(2)
reduce the principal amount of, or premium, if any, or interest on, any note,

(3)
change the place of payment of principal of, or premium, if any, or interest on, any note,

(4)
impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any note,

(5)
reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture,

(6)
waive a default in the payment of principal of, premium, if any, or interest on the notes,

(7)
voluntarily release a Subsidiary Guarantor of the notes, except as permitted by the indenture,

(8)
reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

(9)
modify or change any provisions of the indenture affecting the ranking of the notes or the Subsidiary Guarantees in any manner adverse to the holders of the notes.

No personal liability of incorporators, stockholders, officers, directors, members, managers, employees or controlling persons
The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, member, manager or employee or controlling person of the Issuer or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.
Concerning the trustee
The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the relevant indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the relevant indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.
Forms and denominations
The notes will be issued as permanent global securities in the name of a nominee of DTC and will be available only in book-entry form except in certain limited circumstances described below. See “Book-entry system.” The notes will be issued in fully registered form without coupons and are available for purchase only in denominations of  $2,000 and in integral multiples of  $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.
Book-entry system
The global notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC, DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “Exchange of global notes for certificated notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.
Depository procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Omega takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, whom we refer to as the Participants. DTC also facilitates the post-trade clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as U.S. and non-U.S. securities brokers and dealers, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly whom we refer to collectively as the Indirect Participants. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(1)
upon deposit of the global notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the global notes; and

(2)
ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. These interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Omega and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Omega, the trustee nor any agent of Omega or the trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon its receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Omega, subject to any statutory or regulatory requirements as may be in effect from time to time.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the notes described herein, crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.
Exchange of global notes for certificated notes
Exchange of global notes for certificated notes
A global note is exchangeable for definitive notes in registered certificated form, which we refer to as certificated notes, only if:
(i)
DTC notifies Omega that it is unwilling or unable to continue as depository for such global note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and, in either case, Omega fails to appoint a successor depository within 90 days of such event, and

(ii)
Omega executes and delivers to the trustee an officers’ certificate (and any other deliverables required under the indenture) stating that such global note shall be so exchangeable.

Certificated notes delivered in exchange for any global note or beneficial interests in global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).
Same day settlement and payment
We will make payments in respect of the notes represented by the global notes (including principal and premium, if any) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Governing law
The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

UNDERWRITING
Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and J. P. Morgan Securities LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us, the Operating Partnership and the representatives, on behalf of themselves and the other several underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$71,250,000
Credit Agricole Securities (USA) Inc.	$63,750,000
J.P. Morgan Securities LLC	$63,750,000
BofA Securities, Inc.	$56,250,000
Morgan Stanley & Co. LLC	$45,000,000
Capital One Securities, Inc.	$25,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$20,000,000
BBVA Securities Inc.	$20,000,000
MUFG Securities Americas Inc.	$20,000,000
RBC Capital Markets, LLC	$20,000,000
Regions Securities LLC	$20,000,000
Scotia Capital (USA) Inc.	$20,000,000
Stifel, Nicolaus & Company, Incorporated	$20,000,000
SunTrust Robinson Humphrey, Inc.	$20,000,000
Fifth Third Securities, Inc.	$5,000,000
The Huntington Investment Company	$5,000,000
SMBC Nikko Securities America, Inc.	$5,000,000
Total	$500,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may also offer some of the notes to dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering, the public offering price or any other term of the offering may be changed.

The following table shows the underwriting discounts to be paid to the underwriters by us.
	Per note	Total for notes
Underwriting discount	0.65%	$3,250,000
The expenses of the offering payable by us, not including the underwriting discount, are estimated at $1,700,000.
New issue of notes
The notes are a new issue of securities with no established trading market. Although the underwriters may make a market for the notes after we complete this offering, they have no obligation to do so and may discontinue making a market in the notes at any time without notice. We have not listed and do not intend to apply for listing of the notes on any securities exchange. No assurance can be given that a trading market for the notes will develop or, if developed, that it will continue, or as to the liquidity of any trading market for the notes that may develop.
Extended settlement
The settlement date of the notes is expected to be September 20, 2019, three business days following the trade date (such settlement date being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+3 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.
No sales of similar securities
We have agreed that we will not, for a period beginning on the date of the underwriting agreement and ending on the date that this offering closes, without the prior consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Short positions
Until the distribution of the notes is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the notes, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other relationships ( conflicts of interest)
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates that have a lending relationship with us may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of certain of the underwriters are lenders under our credit facilities, and consequently, will receive a portion of the net proceeds of the offering upon the repayment of outstanding credit facilities borrowings. Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our credit facility, a fee in connection with this offering. See “Use of proceeds.”
Notice to prospective investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

where no consideration is or will be given for the transfer;
where the transfer is by operation of law; or
as specified in Section 276(7) of the SFA.
Notice to prospective investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to prospective investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPS Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Notice to prospective investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to prospective investors in Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Certain United States federal income tax considerations
The following is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all of which are subject to change (possibly with retroactive effect) or to different interpretations. This summary does not address the tax consequences to subsequent purchasers of the notes and is limited to persons who purchase the notes for cash at original issue, at the offering price, and hold the notes as capital assets within the meaning of Section 1221 of the Code. There can be no assurance that the Internal Revenue Service, which we refer to herein as the “IRS”, will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. This discussion does not describe all of the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the United States federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities (or investors in such entities), persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” within the meaning of Section 451 of the Code, U.S. holders (as defined below) whose functional currency is not the United States Dollar, and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.
As used herein, the term “U.S. holder” means a beneficial owner of a note that is for United States federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.
This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws or any consequences that may result with respect to these transactions pursuant to Treasury regulations promulgated under Section 385 of the Code.
INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Treatment of the Notes
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of the Notes.” Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes may be different from the consequences described herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.
Tax consequences to U.S. holders
Payments of stated interest
Stated interest on a note will generally be taxable to you as ordinary income at the time it either accrues or is received in accordance with your regular method of accounting for United States federal income tax purposes.
Original issue discount
It is expected that the notes will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. As a result, the notes will not be subject to the original issue discount, which we refer to as OID, rules. If, however, the “stated redemption price at maturity” (generally equal to the sum of all payments required under the notes other than payments of qualified stated interest) of the notes exceeds the issue price by more than a de minimis amount, you will be required to include OID in income for United States federal income tax purposes as it accrues under a constant yield method, regardless of your method of accounting. As a result, you may be required to include OID in taxable income prior to the receipt of cash. OID that has been included in a holder’s taxable income increases the basis in the notes for purposes of computing gain or loss on a subsequent sale, exchange, retirement, redemption, or other taxable disposition of a note.
Sale, exchange, retirement, redemption or disposition of the Notes
Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the cost of the note to you. The amount realized excludes any amounts attributable to accrued but unpaid stated interest, which will be includable in income as interest (taxable as ordinary income) to the extent not previously included in income. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement, redemption or other taxable disposition, the note has been held for more than one year. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.
Medicare tax
A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to a note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of a note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.
Information reporting and backup withholding
Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable United States information reporting and certification requirements.
Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.
Tax consequences to non-U.S. holders
Payments of interest
Subject to the discussions below concerning effectively connected income, FACTA (as defined below) and backup withholding, payments of interest on the notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that (a) pursuant to the “portfolio interest” exception (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us, (iii) you are not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business and (iv) you certify to us or our paying agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form), under penalties of perjury, that you are not a U.S. person, provided that if you hold the note through a financial institution or other agent acting on your behalf, you provide appropriate documentation to your agent and your agent provides certification under penalties of perjury to us or our paying agent that it has received such a Form W-8BEN or W-8BEN-E (or suitable substitute form) from you or a qualifying intermediary and furnishes us or our agent with a copy or (b) you are entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute form evidencing eligibility for the exemption). Additional certifications and procedures may be required if the notes are held through intermediaries. Payments of interest on the notes that do not meet the above-described requirements and that are not effectively connected with your conduct of a U.S. trade or business will be subject to a United States federal income tax of 30% (or such lower rate as provided by an applicable income tax treaty), collected by means of withholding.
Sale, exchange, retirement, redemption or disposition of the Notes
Generally, any gain recognized by a non-U.S. holder on the sale, redemption, retirement, exchange or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which are treated as described under “Tax consequences to non-U.S. holders — Payments of interest” above) will not be subject to United States federal income tax or withholding, unless:
•
the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States by the non-U.S. holder), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described below;

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met, in which case the non-U.S. holder will generally be subject to United States federal income tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty) on any gain recognized, which may be offset by certain United States source losses; or

•
the non-U.S. holder is subject to Code provisions applicable to certain United States expatriates.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the disposition of the notes.
Effectively connected income
The preceding discussion assumes that the interest and gain received by the non-U.S. holder is not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in a note is effectively connected with such trade or business, although you will be exempt from the 30% withholding tax (provided a required certification, generally on IRS Form W-8ECI, or an appropriate substitute, is provided), you generally will be subject to regular United States federal income tax at graduated rates on any interest and gain with respect to the notes in the same manner as if you were a U.S. holder, and if you are a foreign corporation you may also be subject to a branch profits tax at 30% (or such lower rate provided by an applicable income tax treaty) on your effectively connected earnings and profits (subject to adjustments) attributable to such interest and gain. If you are eligible for the benefits of a tax treaty, any effectively connected income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.
Foreign Account Tax Compliance Act
Pursuant to Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder and related administrative guidance (“FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes and, subject to the proposed Treasury regulations discussed below, the gross proceeds from the sale or other disposition of the notes, in each case if paid to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting and due diligence obligations. Such an entity can generally establish its exemption from FATCA withholding by providing the applicable withholding agent with a properly executed IRS Form W-8BEN-E (or other applicable form). Non-U.S. entities that are organized in a jurisdiction that has entered into an intergovernmental agreement with the United States regarding FATCA may be subject to different rules. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuer nor any paying agent or any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected.
While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of the notes on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
Non-U.S. holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.
Information reporting and backup withholding
Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the disposition of the notes. Information returns generally will be filed with the IRS, however, in connection with payments of interest on the notes to non-U.S. holders.
Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
THE UNITED STATES FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

Certain legal matters
Certain legal matters will be passed upon for us by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia. Certain federal income tax matters were also passed upon for us by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia. Certain matters under Maryland law have been passed upon for us by Shapiro Sher Guinot & Sandler, P.A. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York has acted as counsel for the underwriters of the notes offered hereby.
EXPERTS
The consolidated financial statements of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein), and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of OHI Healthcare Properties Limited Partnership appearing in OHI Healthcare Properties Limited Partnership’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein), and the effectiveness of OHI Healthcare Properties Limited Partnership’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of OHI Healthcare Properties Limited Partnership’s internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Debt Securities
Guarantees of Debt Securities
We may offer and sell from time to time in one or more offerings our debt securities. The debt securities issued by us may fully and unconditionally be guaranteed by OHI Healthcare Properties Limited Partnership.
This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.
Investing in the securities involves risks. See the “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement. Before buying the securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, which we refer to as the SEC, which is incorporated by reference in this prospectus. See “Available Information.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer the securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering. We may offer and sell the securities at fixed prices, which may change, or at negotiated prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution.” Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and term of the offering of such securities.
The date of this prospectus is November 9, 2018.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this automatic shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus and the applicable prospectus supplement(s) in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplements. We have not authorized anyone to provide you with different information. Therefore, if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries, including OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, which we refer to as the Operating Partnership.
AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. You may inspect information that we file with the New York Stock Exchange (the “NYSE”) at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
This prospectus constitutes part of a registration statement on Form S-3 filed by Omega Healthcare Investors, Inc. under the Securities Act. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information regarding Omega Healthcare Investors, Inc., investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
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Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 10, 2018, August 8, 2018 and November 7, 2018, respectively;

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Current Reports on Form 8-K* filed on, May 1, 2018, June 11, 2018, September 7, 2018 and October 25, 2018;

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 1992, and any amendments or reports filed for the purpose of updating that description; and

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our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on June 8, 2018 and filed with the Commission on April 30, 2018.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
Omega Healthcare Investors, Inc.
303 International Circle
Suite 200
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close our anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to stockholders; our investment and financing opportunities and plans; our continued qualification as a Real Estate Investment Trust (“REIT”); and our ability to access capital markets or other sources of funds. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus.
Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to:
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those items discussed under “Risk Factors” herein and under “Risk Factors” in Part I, Item 1A to our annual reports on Form 10-K and as supplemented from time to time in Part II, Item 1A to our quarterly reports on Form 10-Q;

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uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

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the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

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our ability to re-lease, otherwise transition, or sell underperforming assets on a timely basis and on terms that allow us to realize the carrying value of these assets;

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our ability to sell assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets;

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the availability and cost of capital to us;

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changes in our credit ratings and the ratings of our debt securities;

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competition in the financing of healthcare facilities;

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regulatory and other changes in the healthcare sector;

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changes in the financial position of our operators;

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the effect of economic and market conditions generally and, particularly, in the healthcare industry;

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changes in interest rates;

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the amount and yield of any additional investments;

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changes in tax laws and regulations affecting REITs;

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the potential impact of changes in the skilled nursing facility and assisted living facility markets or local real estate conditions on our ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; and

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our ability to maintain our status as a REIT.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified by the cautionary statements. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business that are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2017, and as supplemented in Part II, Item lA to our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, each of which is hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in our securities. See “Available Information” and “Incorporation of Certain Information by Reference.”

THE COMPANY
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in income producing healthcare facilities, principally long-term care facilities located in the United States and the United Kingdom. We provide lease or mortgage financing to qualified operators of skilled nursing facilities, which we refer to as SNFs, and, to a lesser extent, assisted living facilities, which we refer to as ALFs, independent living facilities and rehabilitation and acute care facilities, which we refer to as specialty facilities. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods.
We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, an operating partnership that is a subsidiary of Omega, which we refer to as the Operating Partnership. Omega is the sole general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of September 30, 2018, Omega owned approximately 96% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 4% of the units.
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive offices are located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our Company is set forth in documents on file with the SEC and incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Available Information.”
THE OPERATING PARTNERSHIP
The following is a description of our Operating Partnership and certain of the terms of the Partnership Agreement of our Operating Partnership. For more detail, you should refer to the Partnership Agreement itself, which we have filed with the SEC.
We conduct substantially all of our operations and make substantially all of our investments through the Operating Partnership. As the sole general partner of the Operating Partnership, Omega has exclusive control over the Operating Partnership’s day-to-day management, the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Operating Partnership, and all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Operating Partnership. All such decisions or actions made or taken by the general partner pursuant to the partnership agreement of the Operating Partnership are binding upon the Operating Partnership and all of its partners.
The partnership agreement of the Operating Partnership requires that the Operating Partnership be operated in a manner that enables us (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Internal Revenue Code of 1986, as amended (the “Code”) (other than any federal income tax liability associated with our retained capital gains), including through the incurrence of debt to fund required distributions and (3) to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
Pursuant to the partnership agreement of the Operating Partnership, holders of units of limited partnership interests in the Operating Partnership have redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash (or shares of Omega common stock, at the election of the general partner), as is more specifically detailed in the Partnership Agreement.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include, without limitation, funding acquisitions or other investments, the repayment of outstanding indebtedness, capital expenditures and working capital.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. We may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities, senior subordinated debt securities or subordinated debt securities and may be secured or unsecured. The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. We have summarized select provisions of the indenture below. This summary is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.
The applicable prospectus supplement (including any pricing supplement or term sheet) will set forth the terms of the debt securities or any series thereof, including, if applicable:
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the title of the debt securities, whether the debt securities will be senior debt securities, senior subordinated debt securities or subordinated debt securities and whether the debt securities will be secured or unsecured;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal amount of the debt securities will mature;

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if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

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if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

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the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

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if other than United States dollars, the currency in which the debt securities will be paid or denominated;

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if the debt securities are to be payable, at the election of us or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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the designation of the original currency determination agent, if any;

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if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

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any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

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the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

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if debt securities are to be issuable initially in the form of a temporary global security or global securities, the circumstances under which the temporary global security or global securities can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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whether the debt securities will be secured or unsecured;

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whether the debt securities will be convertible and the terms of any conversion provisions;

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a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

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any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

DESCRIPTION OF GUARANTEES
The Operating Partnership may fully and unconditionally guarantee our obligations under any series of debt securities issued hereunder. The specific terms of any guarantee will be described in the applicable prospectus supplement.
The obligations of the Operating Partnership under its guarantee will be limited to the maximum amount that will not result in its obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which a guarantor may be released and discharged from its guarantee will be described in the applicable prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
Consequences of an Investment in Our Securities
The following is a general summary of material U.S. federal income tax considerations applicable to us, and to the purchasers of our securities and our election to be taxed as a REIT. It is not tax advice. The summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to a particular stockholder in view of any person’s particular circumstances, nor is it intended to represent a detailed description of the U.S. federal income tax consequences applicable to stockholders subject to special treatment under the federal income tax laws such as insurance companies, tax-exempt organizations, financial institutions, securities broker-dealers, investors in pass-through entities, expatriates and taxpayers subject to alternative minimum taxation.
The following discussion relating to an investment in our securities was based on consultations with Bryan Cave Leighton Paisner LLP, our counsel. In the opinion of Bryan Cave Leighton Paisner LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations, and assumptions upon which the discussion is based are accurate), accurately represents the material U.S. federal income tax considerations relevant to purchasers of our securities. Bryan Cave Leighton Paisner LLP has not rendered any opinion regarding any effect of such issuance on purchasers of our securities. The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The information in this section is based on the Code; current, temporary, and proposed Treasury regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and court decisions, in each case, as of the date of this registration statement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings.
Taxation of Omega
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with our taxable year ended December 31, 1992. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in a manner that will allow us to maintain our qualification as a REIT, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.
The sections of the Code that govern the federal income tax treatment of a REIT are highly technical and complex. The following sets forth the material aspects of those sections.
In the opinion of Bryan Cave Leighton Paisner LLP, which opinion has been filed as an exhibit to this registration statement, we were organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters concerning our business and properties. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Bryan Cave Leighton Paisner LLP on an ongoing basis. Accordingly, no assurance can be given that the various results of our operation for any particular taxable year will satisfy such requirements. Further, such requirements may be changed, perhaps retroactively, by legislative or administrative actions at any time. We have neither sought nor obtained any formal ruling from the IRS regarding our qualification as a REIT and presently have no plan to apply for any such ruling. See “Failure to Qualify.”

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and the stockholder levels) that generally results from an investment in a corporation. However, we will be subject to certain federal income taxes as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains; provided, however, that if we have a net capital gain, we will be taxed at regular corporate rates on our undistributed REIT taxable income, computed without regard to net capital gain and the deduction for capital gains dividends, plus a 21% tax on undistributed net capital gain, if our tax as thus computed is less than the tax computed in the regular manner. Second, if we have (i) net income from the sale or other disposition of  “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest regular corporate rate on such income. Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by us, (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax. Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability. Fifth, if we should fail to distribute by the end of each year at least the sum of  (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Sixth, we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, which we refer to as a TRS, that are not conducted on an arm’s-length basis. Seventh, if we acquire any asset that is defined as a “built-in gain asset” from a C corporation that is not a REIT (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 5-year period beginning on the date on which such asset was acquired by us, which is defined as the “recognition period,” then, to the extent of the built-in gain (i.e., the excess of  (a) the fair market value of such asset on the date such asset was acquired by us over (b) our adjusted basis in such asset on such date), our recognized gain will be subject to tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that we will not make an election pursuant to Treasury Regulations Section 1.337(d)-7(c)(5).
Requirements for Qualification.   The Code defines a REIT as a domestic corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company as defined in provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half year of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its annual distributions to stockholders. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6). We may avoid disqualification as a REIT for a failure to satisfy any of these tests if such failure is due to reasonable cause and not willful neglect, and we pay a penalty of  $50,000 for each such failure.
Income Tests.   To maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including generally “rents from real property,” interest on mortgages on real property and gains on sale of real property and real property mortgages, other than property described in Section 1221(a)(1) of the Code), dividend income from investment in other REITs and income derived from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest, and gain from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of the rent must not be based in whole or in part on the income or profits of any person. However, any amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than rent from a tenant that is a TRS that meets the requirements described below) will not qualify as “rents from real property” in satisfying the gross income tests if we or an owner (actually or constructively) of 10% or more of the value of our stock, actually or constructively owns 10% or more of such tenant, which is defined as a related party tenant, taking into account certain complex attribution rules. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may directly provide a minimal amount of  “non-customary” services to the tenants of a property as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.
The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. Notwithstanding the foregoing, for taxable years beginning after December 31, 2015, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

Prohibited Transactions.   We will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are primarily held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. The terms of these safe-harbor provisions relate primarily to the number and/or amount of properties disposed of by a REIT, the period of time the property has been held by the REIT, and/or aggregate expenditures made by the REIT with respect to the property being disposed of. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property is treated as qualifying for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

Such property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer (for a total of up to six years) if an extension is granted by the Secretary of the Treasury. In the case of a “qualified health care property” acquired solely as a result of termination of a lease, but not in connection with default or an imminent default on the lease, the initial grace period terminates at the end of the second (rather than third) taxable year following the year in which the REIT acquired the property (unless the REIT establishes the need for and the Secretary of the Treasury grants one or more extensions, not exceeding six years in total, including the original two-year period, to provide for the orderly leasing or liquidation of the REIT’s interest in the qualified health care property). This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

The definition of foreclosure property includes any “qualified health care property,” as defined in Code Section 856(e)(6) acquired by us as the result of the termination or expiration of a lease of such property. We have from time to time operated qualified healthcare facilities acquired in this manner for up to two years (or longer if an extension was granted). However, we do not currently own any property with respect to which we have made foreclosure property elections. Properties that we had acquired in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Code Section 856(e). Gross income from foreclosure properties was classified as “good income” for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as “good” for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations to comply with certain REIT requirements. In certain cases, we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we utilized an eligible independent contractor to conduct day-to-day operations to comply with certain REIT requirements. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we would fail to qualify as a REIT. Through our 2017 taxable year, we had not paid any tax on our foreclosure property because those properties had been producing losses. We cannot predict whether, in the future, our income from foreclosure property will be significant and whether we could be required to pay a significant amount of tax on that income.
Hedging Transactions.   We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into, including gain from the sale, disposition, or termination of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any asset that produces such income), or (3) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (1) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (2), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through our TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements. We did not engage in hedging transactions in 2013, 2014 or 2015. In 2016, we entered into interest rate swap agreements that effectively fix the interest rate on $250 million of term loan debt at 3.8005% per annum beginning December 30, 2016 through its maturity date and extension options, subject to adjustments based on our consolidated leverage ratio. We believe that we have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
TRS Income.   A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% prior to 2018) of the value of a REIT’s assets may consist of securities of one or more TRSs. Prior to 2009, a TRS was not permitted to directly or indirectly (i) operate or manage a health care (or lodging) facility, or (ii) provide to any other person (under a franchise, license, or otherwise) rights to any brand name under which a health care (or lodging) facility is operated. Beginning in 2009, TRSs became permitted to own or lease a health care facility provided that the facility is operated and managed by an “eligible independent contractor.” A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. As stated above, we do not lease any of our facilities to any of our TRSs.
Failure to Satisfy, Income Tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability and we would file a schedule with descriptions of each item of gross income that caused the failure.
Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by (i) real estate assets (including (i) our allocable share of real estate assets held by partnerships in which we own an interest, (ii) stock or debt instruments held for less than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company), and (iii) debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e. a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934)), cash, cash items and government securities. Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. Fourth, no more than 20% (25% prior to 2018) of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e. real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
For purposes of the second and third asset tests, the term “securities” does not include our equity or debt securities of a qualified REIT subsidiary, a TRS, or equity interest in any partnership, but does include our proportionate share of any securities held of any partnership of which we are a partner. Furthermore, for purposes of determining whether we own more than 10% of the value of only one issuer’s outstanding securities, the term “securities” does not include: (i) any loan to an individual or an estate; (ii) any Code Section 467 rental agreement; (iii) any obligation to pay rents from real property; (iv) certain government issued securities; (v) any security issued by another REIT; and (vi) our debt securities in any partnership, not otherwise excepted under (i) through (v) above, (A) to the extent of our interest as a partner in the partnership or (B) if 75% of the partnership’s gross income is derived from sources described in the 75% income test set forth above.
We may own up to 100% of the stock of one or more TRSs. However, overall, no more than 20% (25% prior to 2018) of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test.
If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset for purposes of the 75% test. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. As discussed above under the 75% gross income test, IRS guidance provides relief from re-testing certain mortgage loans held by a REIT that have been modified with respect to real property, and the modified mortgage loan will remain a qualified asset for purposes of the 75% asset test despite any change in the underlying value of the collateral. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.
Subject to certain de minimis exceptions, we may avoid REIT disqualification in the event of certain failures under the asset tests, provided that (i) we file a schedule with a description of each asset that caused the failure, (ii) the failure was due to reasonable cause and not willful neglect, (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification of the failure occurred (or the requirements of the rules are otherwise met within such period) and (iv) we pay a tax on the failure equal to the greater of  (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure for the period beginning on the date of the failure and ending on the date we dispose of the asset (or otherwise satisfy the requirements) multiplied by the highest applicable corporate tax rate.
Annual Distribution Requirements.   To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the excess of the sum of certain items of noncash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.
Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In addition, such distributions are required to be made pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that such class is entitled to such a preference. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. We may also be entitled to pay and deduct deficiency dividends in later years as a relief measure to correct errors in determining our taxable income. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
The availability to us of, among other things, depreciation deductions with respect to our owned facilities depends upon the treatment by us as the owner of such facilities for federal income tax purposes, and the classification of the leases with respect to such facilities as “true leases” rather than financing arrangements for federal income tax purposes. The questions of whether we are the owner of such facilities and the leases are true leases for federal tax purposes, are essentially factual matters. We believe that we will be treated as the owner of each of the facilities that we lease, and such leases will be treated as true leases for federal income tax purposes. However, no assurances can be given that the IRS will not successfully challenge our status as the owner of our facilities subject to leases, and the status of such leases as true leases, asserting that the purchase of the facilities by us and the leasing of such facilities merely constitute steps in secured financing transactions in which the lessees are owners of the facilities and we are merely a secured creditor. In such event, we would not be entitled to claim depreciation deductions with respect to any of the affected facilities.
Other events that could impact the determination of our taxable income (before the deduction for dividend distributions) include a change in the applicable tax laws. For example, the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted on December 22, 2017, and generally takes effect for taxable years beginning on or after January 1, 2018, made significant changes that will impact the computations of taxable income. The provisions of the Tax Act likely to have the greatest impact on the computation of our undistributed taxable income are (i) the 30% limitation on the deduction for our interest expense, which limitation may be avoided if we elect to use the alternative depreciation system to depreciate our real property and qualified improvements thereto, (ii) the provisions requiring revenue recognition in conformity with the Company’s applicable financial statements, (iii) the provisions allowing for full expensing of qualified property placed in service prior to 2022 (this deduction is reduced by 20% per year beginning in 2023), and (iv) limitations imposed on the deductibility of performance-based compensation paid to the principal executive and financial officers, and our next three (3) highest compensated officers. Other provisions that could have a lesser impact on our undistributed taxable income include, for example, additional limitations on the deductions for certain travel and entertainment expenses and lobbying expenses before local governmental bodies. Future changes in the tax laws could further impact the computation of our taxable income and adversely affect our ability to satisfy the distribution requirements set forth above. As a result, we might not be able to satisfy the 90% distribution requirement or, if such requirement is met, but we distribute less than 100% of our taxable income, we might be subject to corporate income tax or the 4% excise tax.
Reasonable Cause Savings Clause.   We may avoid disqualification in the event of a failure to meet certain requirements for REIT qualification if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of  $50,000 for each such failure. This reasonable cause safe harbor is not available for failures to meet the 95% and 75% gross income tests or the asset tests.
Failure to Qualify
If we fail to qualify as a REIT in any taxable year, and the reasonable cause relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible and our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of current and accumulated earnings and profits. However, in such a case, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to dividends that we make, and in the case of an individual, trust, or an estate, dividends are treated the same as capital gain income, which currently is subject to a maximum income tax rate that is lower than regular income tax rates. In addition, in the case of an individual, trust or an estate, to the extent such taxpayer’s unearned income (including dividends) exceeds certain threshold amounts, the Medicare Tax on unearned income also will apply to dividend income. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify could result in our incurring indebtedness or liquidating investments in order to pay the resulting taxes.
Other Tax Matters
We own and operate a number of properties through subsidiaries and the classification of such subsidiaries varies for federal income tax purposes as described in this section. Some of these subsidiaries elected to be taxed as REITs beginning with the calendar year ending December 31, 2015. The stock of the REIT subsidiaries, and dividends received from the REIT subsidiaries, will qualify under the asset tests and income tests, respectively, as described above; provided that such subsidiaries maintain their REIT qualification.

Our REIT subsidiaries own and operate a number of properties through subsidiaries, known as qualified REIT subsidiaries, which we refer to as QRSs. Code Section 856(i) provides that a corporation that is a qualified REIT subsidiary shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the tests for REIT qualification to our REIT subsidiaries described in this registration statement under the heading “Taxation of Omega,” the QRSs will be ignored, and all assets, liabilities and items of income, deduction, and credit of such QRSs will be treated as assets, liabilities and items of income, deduction, and credit of our REIT subsidiaries.
In the case of a REIT that is a partner in a partnership (such as our Operating Partnership), such REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Information Reporting Requirements and Backup Withholding Tax
Omega will report to its U.S. holders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Generally, backup withholding will apply to such dividends if:
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you fail to furnish a TIN in the prescribed manner;

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the IRS notifies us that the TIN furnished by you is incorrect;

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the IRS notifies us that you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or

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you fail to certify under penalties of perjury that you are not subject to backup withholding.

A U.S. holder who does not provide Omega with the holder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, Omega may be required to withhold a portion of any capital gain distributions made to U.S. holders who fail to certify their non-foreign status to Omega. Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders, and non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.
Taxation of Non-U.S. Holders
The rules governing non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in stock of Omega, including any reporting requirements.
Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”.   Distributions made by Omega to non-U.S. holders that are not attributable to gain from the sale or exchange by Omega of United States real property interests, which we refer to as USRPI, and that are not designated by Omega as capital gain dividends will be treated as ordinary income dividends to non-U.S. holders to the extent made out of current or accumulated earnings and profits of Omega. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable United States income tax treaty. Omega expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a non-U.S. holder unless a lower treaty rate applies and the non-U.S. holder has filed an applicable IRS Form W-8 with Omega, certifying the non-U.S. holder’s entitlement to treaty benefits.

If the investment in our stock is treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as a U.S. holders is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a foreign corporation that is not entitled to any treaty exemption). In general, a non-U.S. holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of our stock unless we are provided with a W-8ECI by such non-U.S. Holder.
Distributions made by Omega in excess of its current and accumulated earnings and profits to a non-U.S. holder who owns not more than 10% of the stock of Omega (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Omega’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution (i.e., 30% or lower treaty rate). However, the non-U.S. holder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of Omega’s then current and accumulated earnings and profits by filing a U.S. federal income tax return.
Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”.   So long as Omega’s stock continues to be regularly traded on an established securities market located in the United States, such as the NYSE, distributions to a non-U.S. holder holding not more than 10% at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See “Distributions Not Attributable to Gain from the Sale or Exchange of a ‘United States Real Property Interest.’”
Distributions made by Omega to non-U.S. holders not described in the preceding paragraph that are attributable to gain from the sale or exchange of any USRPI will be taxed to a non-U.S. holder under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, provisions. Under FIRPTA, such distributions are taxed to a non-U.S. holder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. holder will be taxed on distributions made by Omega that are attributable to gain from the sale or exchange of any USRPI at the normal capital gain rates applicable to a U.S. holder. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. holder that is not entitled to a treaty exemption. Omega is required to withhold 21% of any distribution that is attributable to gain from the sale or exchange by Omega of any USRPI, whether or not designated by Omega as a capital gains dividend. Such amount is creditable against the non-U.S. holder’s FIRPTA tax liability.
Sale or Disposition of Stock of Omega.   Generally, gain recognized by a non-U.S. holder upon the sale or exchange of stock of Omega will not be subject to United States taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. The stock of Omega will not constitute a USRPI so long as Omega is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by non-U.S. holders. For purposes of determining if we are domestically-controlled, we may assume that any shareholder owing less 5% of our stock is a U.S. person unless we have actual knowledge that such shareholder is not a U.S. person. Omega believes that generally it has been and will continue to be a “domestically controlled REIT,” and therefore that the sale of stock of Omega will generally not be subject to taxation under FIRPTA. However, because the stock of Omega is publicly traded, no assurance can be given that Omega is or will continue to be a “domestically controlled REIT.”
If Omega does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a non-U.S. holder of stock of Omega would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of Omega is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling non-U.S. holder’s interest (after application of certain constructive ownership rules) in Omega is not more than 10% at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of Omega were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. holder (subject to the possible application of the 30%

branch profits tax in the case of foreign corporations), and the purchaser of the stock of Omega (including Omega) would be required to withhold and remit to the IRS 15% of the gross purchase price. Additionally, in such case, distributions on the stock of Omega to the extent the distribution is in excess of our earnings and profits would be subject to a 15% withholding tax. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases:
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if the non-U.S. holder’s investment in the stock of Omega is effectively connected with a United States trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; or

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if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. holder with respect to such gain.

Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 through 1474 of the Code, which we refer to as FATCA, on certain types of payments made to certain foreign financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax must be imposed on our dividend distributions, and, commencing on January 1, 2019, a 30% withholding tax must be imposed on gross proceeds from the sale of Omega’s stock, in cases where Omega’s stock is held by or through certain foreign financial institutions (including investment funds), unless such financial institution enters into a compliance agreement with the IRS, whereby it will agree to report, on an annual basis, certain information with respect to shares in the financial institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Likewise, dividends and gross proceeds from the sale of Omega’s stock held by a non-financial non-U.S. entity will be subject to 30% withholding (as of the same dates described above with respect to financial institutions) unless such non-financial non-U.S. entity (1) certifies to Omega either that (A) the non-financial non-U.S. entity does not have a “substantial United States owner” or (B) provides Omega with the name, address and U.S. TIN of each substantial U.S. owner and (2) Omega does not know or have reason to know that the certification or information provided regarding substantial U.S. owners is incorrect. If a nonfinancial non-U.S. entity provides Omega with the name, address, and TIN of a substantial United States owner, Omega will provide such information to the IRS. Omega will not pay any additional amounts to any stockholders in respect of any amounts withheld.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders of our securities should recognize that the present federal income tax treatment of investment in our Company may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our Company.
State and Local Taxes
We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:
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to the public through underwriting syndicates led by one or more managing underwriters;

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directly to investors, including through a specific bidding, auction or other process;

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to investors through agents;

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directly to agents;

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to or through brokers or dealers;

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to one or more underwriters acting alone for resale to investors or to the public; and

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through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:
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identify any such underwriter, dealer or agent;

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describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

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describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

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identify the amounts underwritten; and

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identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us, our Operating Partnership or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.
LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for us and the Operating Partnership by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia. In addition, the description of material federal income tax consequences contained in this prospectus under the heading “U.S. Federal Income Tax Considerations” is based upon the opinion of Bryan Cave Leighton Paisner LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of OHI Healthcare Properties Limited Partnership appearing in OHI Healthcare Properties Limited Partnership’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.